CONTACT:
Michael Archer
Executive Vice President
Chief Financial Officer
Camden National Corporation
(800) 860-8821
marcher@camdennational.bank

FOR IMMEDIATE RELEASE

Camden National Corporation Announces Another Record with Fourth Quarter 2025 Net Income of $22.6 Million and Diluted EPS of $1.33

CAMDEN, Maine, January 27, 2026/PRNewswire/--Camden National Corporation (NASDAQ: CAC; “Camden National” or the “Company”) today reported earnings for the quarter ended December 31, 2025, of $22.6 million and diluted earnings per share ("EPS") of $1.33, both increases of 6%, when compared to the third quarter of 2025. For the quarter ended December 31, 2025, the Company reported a return on average assets of 1.28%, a return on average equity of 13.01%, and a return on average tangible equity (non-GAAP) of 19.06%.

“We are delighted to report record-breaking quarterly performance, powered by strong execution of our strategic initiatives and continued expansion of our net interest margin, reaching 3.29% for the fourth quarter,” said Simon Griffiths, president and chief executive officer of Camden National Corporation. "Our balance sheet remains exceptionally strong and credit metrics continue to trend favorably. I extend my sincere thanks to our colleagues, whose dedication to our customers and communities has positioned us for an outstanding 2026 and an even brighter future. We are more confident than ever in our strategy to build the premier community bank in Northern New England, and our strong 2025 financial results provide a powerful foundation for the growth and opportunities ahead.”

For the year ended December 31, 2025, the Company reported net income of $65.2 million and diluted EPS of $3.84, increases of 23% and 6%, respectively, over the year ended December 31, 2024. On a non-GAAP basis, adjusted net income for the year ended December 31, 2025, was $74.4 million and adjusted diluted EPS was $4.39, increases of 39% and 20%, respectively, over the year ended December 31, 2024.

HIGHLIGHTS

•Net income totaled $22.6 million for the fourth quarter of 2025, an increase of 6% over the third quarter of 2025, and, on a non-GAAP basis, pre-tax, pre-provision income increased 6% over the same period to $31.2 million for the fourth quarter of 2025.
•Net interest margin for the fourth quarter of 2025 increased 13 basis points over the third quarter of 2025 to 3.29%, and core net interest margin increased 10 basis points over the same period to 2.92%.
•GAAP efficiency ratio for the fourth quarter of 2025 was 54.16%, while the non-GAAP efficiency ratio was 51.69%, reflecting our strong revenue momentum and our continued disciplined expense management.

•Book value per share increased 3% from September 30, 2025 to $41.16 as of December 31, 2025, and tangible book value per share (non-GAAP) increased 4% during the same period to $29.69 at year-end.
•On January 8, 2026, the Company announced a new share repurchase program for up to 850,000 shares of the Company's common stock, or approximately 5% of its outstanding stock as of December 31, 2025.

FINANCIAL OPERATING RESULTS (Q4 2025 vs. Q3 2025)

Net interest income for the fourth quarter of 2025 increased 5% over the third quarter of 2025 to $53.9 million. The increase was driven by a 13 basis point expansion in net interest margin to 3.29% for the fourth quarter. This notable margin improvement was fueled by an 11 basis point reduction in the Company's funding costs during the quarter.

Provision expense totaled $3.0 million for each of the third and fourth quarters of 2025. The provision expense for the fourth quarter of 2025 was primarily attributable to net charge-offs of $3.2 million for the quarter, driven by a $3.0 million charge-off due to the short sale of a large commercial real estate loan that had been designated as a classified asset for nearly two years. During the fourth quarter of 2025, we were presented with the opportunity to exit this asset. After a thorough assessment, we determined exiting the asset was the most prudent and proactive step to limit potential future exposure and further strengthen the Company’s credit profile. The transaction closed late in the fourth quarter of 2025.

Non-interest income for the fourth quarter of 2025 totaled $14.1 million, remaining consistent with the third quarter of 2025. Assets under administration within our wealth and brokerage businesses grew organically by 11% during 2025, totaling $2.4 billion as of December 31, 2025. Additionally, during the fourth quarter of 2025, the Company recognized its annual Visa incentive bonus of $979,000 and higher customer loan swap fees of $366,000 on a linked-quarter basis.

Non-interest expense for the fourth quarter of 2025 totaled $36.9 million, and our GAAP and non-GAAP efficiency ratios were 54.16% and 51.69%, respectively. Non-interest expense increased $933,000 on a linked-quarter basis as we recognized certain retirement plan costs for former Northway employees, higher performance incentive accruals due to strong annual Company financial performance, higher health insurance costs, and elevated technology-related costs primarily due to the timing of annual maintenance contracts and ongoing investments in our customer-facing technology platforms.

FINANCIAL CONDITION

As of December 31, 2025 and September 30, 2025, total assets were $7.0 billion. Total assets grew 20% during 2025, primarily due to the acquisition of Northway Financial, inc. ("Northway") and its subsidiary Northway Bank, on January 2, 2025, which bolstered the Company's presence in New Hampshire.

Investments totaled $1.4 billion as of December 31, 2025, an increase of 2% since September 30, 2025. The duration of the bond investment portfolio at December 31, 2025 was 5.1 years.

As of December 31, 2025, loans totaled $5.0 billion, a 1% decrease from September 30, 2025, and for the year ended 2025, loans grew organically 2%. Commercial loan balances decreased $62.0 million during the fourth quarter, primarily due to the $35.9 million decrease in municipal loans. We continued to see strong momentum within our home equity loan portfolio, which grew 6% during the fourth quarter of 2025 and grew organically 18% for the year ended December 31, 2025. At December 31, 2025, our committed loan pipeline totaled $110.3 million, 60% higher than a year ago.

The Company’s asset quality remains strong as of December 31, 2025, supported by its healthy credit metrics, including non-performing assets at 0.10% of total assets and past-due loans at 0.16% of total loans. The allowance for credit losses (“ACL”) on loans was 0.91% of total loans at December 31, 2025 and September 30, 2025. The ACL on loans was 6.4 times non-performing loans at December 31, 2025, compared to 5.5 times at September 30, 2025.

Deposits totaled $5.5 billion on December 31, 2025, an increase of 2% since September 30, 2025. The growth was driven by a 3% increase in non‑maturity deposits, reflecting continued growth in our high‑yield savings product and interest checking during the fourth quarter of 2025. As of December 31, 2025, the Company’s loan-to-deposit ratio was 90%, compared to 93% at September 30, 2025.

As of December 31, 2025, the Company’s regulatory capital ratios exceeded all regulatory requirements, including a Common Equity Tier 1 ratio of 11.69%, a Tier 1 risk-based ratio of 13.00%, a total risk-based ratio of 13.95%, and a Tier 1 leverage ratio of 9.12%. The Company’s regulatory capital ratios continue to rebuild following the Northway acquisition in the first quarter of 2025.

On December 16, 2025, the Company announced a cash dividend of $0.42 per share, representing an annualized dividend yield of 3.87%, based on the Company's closing share price of $43.38 as reported by NASDAQ on December 31, 2025, payable on January 30, 2026, to shareholders of record on January 15, 2026.

Q4 2025 CONFERENCE CALL

Camden National will host a conference call and webcast at 3:00 p.m. Eastern Time, on Tuesday, January 27, 2026, to discuss its fourth quarter 2025 financial results and outlook. Participants should dial in 10 - 15 minutes before the call begins. Information about the conference call is as follows:

Live dial-in (Domestic):	(833) 470-1428
Link for live dial-in (All other locations):	https://www.netroadshow.com/conferencing/global-numbers?confId=93678
Participant access code:	070467
Live webcast:	https://events.q4inc.com/attendee/950792469

A link to the live webcast will be available on Camden National's website under "About — Investor Relations" at CamdenNational.bank prior to the meeting, and a replay of the webcast will be available on Camden National's website following the conference call. The transcript of the conference call will also be available on Camden National's website approximately two days after the conference call.

ABOUT CAMDEN NATIONAL CORPORATION

Camden National Corporation (NASDAQ: CAC) is Northern New England's largest publicly traded bank holding company, with $7.0 billion in assets. Founded in 1875, Camden National Bank has 72 branches in Maine and New Hampshire, is a full-service community bank offering the latest digital banking, complemented by award-winning, personalized service. Additional information is available at CamdenNational.bank. Member FDIC. Equal Housing Lender.

Comprehensive wealth management, investment, and financial planning services are delivered by Camden National Wealth Management.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this press release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including certain plans, expectations, goals, projections, and other statements, which are subject to numerous risks, assumptions, and uncertainties. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like “believe,” “expect,” “anticipate,”

“estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” Certain factors that could cause actual results to differ materially from expected results include increased competitive pressures; inflation; ongoing competition in labor markets and employee turnover; deterioration in the value of Camden National's investment securities; changes in consumer spending and savings habits; changes in the interest rate environment; changes in general economic conditions, including as a result of tariffs and retaliatory tariffs; operational risks including, but not limited to, cybersecurity, fraud, pandemics and natural disasters; legislative and regulatory changes that adversely affect the business in which Camden National is engaged; turmoil and volatility in the financial services industry, including failures or rumors of failures of other depository institutions which could affect Camden National's ability to attract and retain depositors, and could affect the ability of financial services providers, including the Company, to borrow or raise capital; actions taken by governmental agencies to stabilize the financial system and the effectiveness of such actions; changes to regulatory capital requirements; changes in the securities markets and other risks and uncertainties disclosed from time to time in Camden National’s Annual Report on Form 10-K for the year ended December 31, 2024, as updated by other filings with the Securities and Exchange Commission ("SEC"). Further, statements regarding the potential effects of notable and global current events on the Company's business, financial condition, liquidity and results of operations may constitute forward-looking statements and are subject to the risk that the actual effects may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond the Company's control. Statements relating to the Company’s acquisition of Northway may also be forward-looking statements. Factors that could cause actual results to differ materially from the forward-looking statements include the reaction to the transaction of the Company’s customers, employees and counterparties; customer disintermediation; expected synergies, cost savings and other financial benefits of the transaction might not be realized within the expected timeframes or might be less than projected; and credit and interest rate risks associated with Camden’s and Northway’s respective businesses, customers, borrowings, repayment, investment and deposit practices. Camden National does not have any obligation to update forward-looking statements.

USE OF NON-GAAP MEASURES

In addition to evaluating the Company's results of operations in accordance with generally accepted accounting principles in the United States ("GAAP"), management supplements this evaluation with certain non-GAAP financial measures such as: adjusted net income; adjusted diluted earnings per share; adjusted return on average assets; adjusted return on average equity; pre-tax, pre-provision income; adjusted pre-tax, pre-provision income; return on average tangible equity and adjusted return on average tangible equity; the efficiency and tangible common equity ratios; core net interest margin; and tangible book value per share. Management utilizes these non-GAAP financial measures for purposes of measuring our performance against our peer group and other financial institutions and analyzing our internal performance. We also believe these non-GAAP financial measures help investors better understand the Company's operating performance and trends and allow for better performance comparisons to other financial institutions. In addition, these non-GAAP financial measures remove the impact of unusual items that may obscure trends in the Company's underlying performance. These disclosures should not be viewed as a substitute for GAAP operating results, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other financial institutions. Reconciliations to the comparable GAAP financial measures can be found in this document.

ANNUALIZED DATA

Certain returns, yields and performance ratios are presented on an “annualized” basis. This is done for analytical and decision-making purposes to better discern underlying performance trends when compared to full-year or year-over-year amounts. Annualized data may not be indicative of any four-quarter period and is presented for illustrative purposes only.

Selected Financial Data
(unaudited)

	At or For The Three Months Ended			At or For The Year Ended
(In thousands, except number of shares and per share data)	December 31, 2025	September 30, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Financial Condition Data
Loans	$4,965,138	$5,002,927	$4,115,259	$4,965,138	$4,115,259
Total assets	6,974,584	6,981,522	5,805,138	6,974,584	5,805,138
Deposits	5,537,781	5,402,758	4,633,167	5,537,781	4,633,167
Shareholders' equity	696,558	676,444	531,231	696,558	531,231
Operating Data and Per Share Data
Net income	$22,559	$21,194	$14,666	$65,160	$53,004
Pre-tax, pre-provision income (non-GAAP)(1)	31,192	29,470	19,211	100,945	65,056
Diluted EPS	1.33	1.25	1.00	3.84	3.62
Profitability Ratios
Return on average assets	1.28%	1.21%	1.01%	0.94%	0.92%
Return on average equity	13.01%	12.75%	10.99%	9.96%	10.36%
Return on average tangible equity (non-GAAP)(1)	19.06%	19.12%	13.50%	15.24%	12.83%
GAAP efficiency ratio	54.16%	54.94%	59.62%	60.53%	63.24%
Efficiency ratio (non-GAAP)(1)	51.69%	52.47%	58.22%	54.46%	62.05%
Net interest margin (fully-taxable equivalent)	3.29%	3.16%	2.57%	3.17%	2.46%
Asset Quality Ratios
ACL on loans to total loans	0.91%	0.91%	0.87%	0.91%	0.87%
Non-performing loans to total loans	0.14%	0.17%	0.12%	0.14%	0.12%
Capital Ratios
Common equity ratio	9.99%	9.69%	9.15%	9.99%	9.15%
Tangible common equity ratio (non-GAAP)(1)	7.41%	7.09%	7.64%	7.41%	7.64%
Book value per share	$41.16	$39.97	$36.44	$41.16	$36.44
Tangible book value per share (non-GAAP)(1)	$29.69	$28.42	$29.91	$29.69	$29.91
Tier 1 leverage capital ratio	9.12%	8.94%	9.90%	9.12%	9.90%
Total risk-based capital ratio	13.95%	13.47%	15.11%	13.95%	15.11%
(1)    This is a non-GAAP measure, please see "Reconciliation of non-GAAP to GAAP Financial Measures (unaudited)."

Consolidated Statements of Condition Data
(unaudited)

(In thousands)	December 31, 2025	September 30, 2025	December 31, 2024	% Change Dec 2025 vs. Sep 2025	% Change Dec 2025 vs. Dec 2024
ASSETS
Cash, cash equivalents and restricted cash	$97,492	$98,848	$214,963	(1)%	(55)%
Investments:
Trading securities	5,747	5,581	5,243	3%	10%
Available-for-sale securities, at fair value	930,401	889,765	593,749	5%	57%
Held-to-maturity securities, at amortized cost	485,292	495,007	517,778	(2)%	(6)%
Other investments	26,497	31,185	22,514	(15)%	18%
Total investments	1,447,937	1,421,538	1,139,284	2%	27%
Loans held for sale, at fair value	15,040	9,775	11,049	54%	36%
Loans:
Commercial real estate	2,185,105	2,173,748	1,711,964	1%	28%
Commercial	417,439	479,461	382,785	(13)%	9%
Residential real estate	2,012,922	2,017,675	1,752,249	—%	15%
Home equity	332,256	313,951	253,251	6%	31%
Consumer	17,416	18,092	15,010	(4)%	16%
Total loans	4,965,138	5,002,927	4,115,259	(1)%	21%
Less: allowance for credit losses on loans	(45,276)	(45,501)	(35,728)	—%	27%
Net loans	4,919,862	4,957,426	4,079,531	(1)%	21%
Goodwill and core deposit intangible assets	194,085	195,558	95,112	(1)%	104%
Other assets	300,168	298,377	265,199	1%	13%
Total assets	$6,974,584	$6,981,522	$5,805,138	—%	20%
LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Deposits:
Non-interest checking	$1,113,450	$1,162,149	$925,571	(4)%	20%
Interest checking	1,703,971	1,535,482	1,483,589	11%	15%
Savings and money market	1,910,708	1,879,770	1,511,589	2%	26%
Certificates of deposit	679,087	701,031	532,424	(3)%	28%
Brokered deposits	130,565	124,326	179,994	5%	(27)%
Total deposits	5,537,781	5,402,758	4,633,167	2%	20%
Short-term borrowings	581,780	748,492	500,621	(22)%	16%
Long-term borrowings	1,000	1,000	—	—%	N.M.
Junior subordinated debentures	61,515	61,441	44,331	—%	39%
Accrued interest and other liabilities	95,950	91,387	95,788	5%	—%
Total liabilities	6,278,026	6,305,078	5,273,907	—%	19%
Commitments and Contingencies
Shareholders’ Equity
Common stock, no par value	215,797	215,145	116,425	—%	85%
Retained earnings	545,149	529,721	509,452	3%	7%
Accumulated other comprehensive loss:
Net unrealized loss on debt securities, net of tax	(70,405)	(74,348)	(104,015)	(5)%	(32)%
Net unrealized gain on cash flow hedging derivative instruments, net of tax	5,478	5,532	8,958	(1)%	(39)%
Net unrecognized gain on postretirement plans, net of tax	539	394	411	37%	31%
Total accumulated other comprehensive loss	(64,388)	(68,422)	(94,646)	(6)%	(32)%
Total Shareholders’ equity	696,558	676,444	531,231	3%	31%
Total liabilities and shareholders’ equity	$6,974,584	$6,981,522	$5,805,138	—%	20%
N.M. = Not meaningful

Consolidated Statements of Income Data
(unaudited)

	For the Three Months Ended			% Change Dec 2025 vs. Sep 2025	% Change Dec 2025 vs. Dec 2024
(In thousands, except per share data)	December 31, 2025	September 30, 2025	December 31, 2024
Interest Income
Interest and fees on loans	$70,032	$69,070	$54,035	1%	30%
Taxable interest on investments	10,489	10,314	6,925	2%	51%
Nontaxable interest on investments	455	456	461	—%	(1)%
Dividend income	457	470	408	(3)%	12%
Other interest income	610	584	1,662	4%	(63)%
Total interest income	82,043	80,894	63,491	1%	29%
Interest Expense
Interest on deposits	23,353	24,719	23,408	(6)%	—%
Interest on borrowings	3,867	4,039	4,134	(4)%	(6)%
Interest on junior subordinated debentures	905	864	540	5%	68%
Total interest expense	28,125	29,622	28,082	(5)%	—%
Net interest income	53,918	51,272	35,409	5%	52%
Provision for credit losses	2,969	2,972	809	—%	267%
Net interest income after provision for credit losses	50,949	48,300	34,600	5%	47%
Non-Interest Income
Debit card income	4,689	3,704	3,553	27%	32%
Service charges on deposit accounts	2,558	2,570	2,136	—%	20%
Income from fiduciary services	1,927	1,884	1,834	2%	5%
Brokerage and insurance commissions	1,674	1,850	1,441	(10)%	16%
Mortgage banking income, net	863	1,092	933	(21)%	(8)%
Bank-owned life insurance	820	957	720	(14)%	14%
Other income	1,603	2,068	1,549	(22)%	3%
Total non-interest income	14,134	14,125	12,166	—%	16%
Non-Interest Expense
Salaries and employee benefits	20,077	20,089	15,973	—%	26%
Furniture, equipment and data processing	4,571	4,173	3,660	10%	25%
Net occupancy costs	2,795	2,666	1,971	5%	42%
Debit card expense	1,653	1,745	1,344	(5)%	23%
Amortization of core deposit intangible assets	1,474	1,473	139	—%	N.M.
Regulatory assessments	1,146	1,020	804	12%	43%
Consulting and professional fees	999	810	786	23%	27%
Other real estate owned and collection costs, net	43	46	50	(7)%	(14)%
Merger and acquisition costs	41	315	432	(87)%	(91)%
Other expenses	4,061	3,590	3,205	13%	27%
Total non-interest expense	36,860	35,927	28,364	3%	30%
Income before income tax expense	28,223	26,498	18,402	7%	53%
Income Tax Expense	5,664	5,304	3,736	7%	52%
Net Income	$22,559	$21,194	$14,666	6%	54%
Per Share Data
Basic earnings per share	$1.34	$1.25	$1.01	7%	33%
Diluted earnings per share	$1.33	$1.25	$1.00	6%	33%
N.M. = Not meaningful

Consolidated Statements of Income Data
(unaudited)

	For the Year Ended		% Change Dec 2025 vs. Dec 2024
(In thousands, except per share data)	December 31, 2025	December 31, 2024
Interest Income
Interest and fees on loans	$273,128	$214,650	27%
Taxable interest on investments	40,832	27,381	49%
Nontaxable interest on investments	1,834	1,849	(1)%
Dividend income	1,940	1,630	19%
Other interest income	2,921	4,047	(28)%
Total interest income	320,655	249,557	28%
Interest Expense
Interest on deposits	97,287	95,806	2%
Interest on borrowings	16,544	19,166	(14)%
Interest on junior subordinated debentures	3,567	2,132	67%
Total interest expense	117,398	117,104	—%
Net interest income	203,257	132,453	53%
Provision (credit) for credit losses	22,290	(404)	N.M.
Net interest income after provision (credit) for credit losses	180,967	132,857	36%
Non-Interest Income
Debit card income	15,272	12,657	21%
Service charges on deposit accounts	9,851	8,444	17%
Income from fiduciary services	7,630	7,270	5%
Brokerage and insurance commissions	7,015	5,535	27%
Mortgage banking income, net	3,523	3,230	9%
Bank-owned life insurance	3,440	2,806	23%
Other income	5,791	4,597	26%
Total non-interest income	52,522	44,539	18%
Non-Interest Expense
Salaries and employee benefits	79,801	64,073	25%
Furniture, equipment and data processing	17,769	14,364	24%
Net occupancy costs	11,187	7,912	41%
Merger and acquisition costs	9,286	1,159	N.M.
Debit card expense	6,813	5,287	29%
Amortization of core deposit intangible assets	5,893	556	N.M.
Consulting and professional fees	4,617	3,583	29%
Regulatory assessments	4,279	3,258	31%
Other real estate owned and collection costs, net	270	201	34%
Other expenses	14,919	11,543	29%
Total non-interest expense	154,834	111,936	38%
Income before income tax expense	78,655	65,460	20%
Income Tax Expense	13,495	12,456	8%
Net Income	$65,160	$53,004	23%
Per Share Data
Basic earnings per share	$3.86	$3.63	6%
Diluted earnings per share	$3.84	$3.62	6%
N.M. = Not meaningful

Quarterly Average Balance and Yield/Rate Analysis
(unaudited)

	Average Balance			Yield/Rate
	For the Three Months Ended			For the Three Months Ended
(Dollars in thousands)	December 31, 2025	September 30, 2025	December 31, 2024	December 31, 2025	September 30, 2025	December 31, 2024
Assets
Interest-earning assets:
Interest-bearing deposits in other banks and other interest-earning assets	$42,711	$38,170	$130,405	4.20%	4.45%	4.49%
Investments - taxable	1,393,828	1,380,042	1,150,351	3.18%	3.17%	2.61%
Investments - nontaxable(1)	61,184	61,114	61,929	3.77%	3.77%	3.77%
Loans(2):
Commercial real estate	2,182,891	2,123,138	1,707,914	5.79%	5.72%	5.36%
Commercial(1)	371,987	398,870	359,954	6.36%	6.26%	6.29%
Municipal(1)	93,664	97,113	15,237	4.65%	4.76%	5.30%
Residential real estate	2,031,695	2,033,136	1,766,143	4.87%	4.86%	4.45%
Home equity	322,941	305,037	250,184	6.78%	7.12%	7.42%
Consumer	18,015	18,716	16,881	12.25%	11.59%	8.89%
Total loans	5,021,193	4,976,010	4,116,313	5.52%	5.50%	5.19%
Total interest-earning assets	6,518,916	6,455,336	5,458,998	5.00%	4.98%	4.61%
Other assets	479,563	469,590	315,181
Total assets	$6,998,479	$6,924,926	$5,774,179

Liabilities & Shareholders' Equity
Deposits:
Non-interest checking	$1,174,537	$1,163,310	$948,015	—%	—%	—%
Interest checking	1,674,762	1,622,869	1,449,281	1.73%	1.82%	2.29%
Savings	1,059,967	1,011,847	726,179	1.36%	1.34%	1.06%
Money market	832,435	842,043	779,893	2.46%	2.69%	3.09%
Certificates of deposit	690,278	698,948	537,922	3.38%	3.50%	3.67%
Total deposits	5,431,979	5,339,017	4,441,290	1.61%	1.69%	1.91%
Borrowings:
Brokered deposits	127,995	176,508	170,638	4.21%	4.51%	4.93%
Customer repurchase agreements	264,926	246,775	182,017	1.05%	1.18%	1.58%
Junior subordinated debentures	61,479	61,404	44,331	5.84%	5.58%	4.84%
Other borrowings	338,290	354,099	325,000	3.71%	3.70%	4.17%
Total borrowings	792,690	838,786	721,986	3.07%	3.27%	3.74%
Total funding liabilities	6,224,669	6,177,803	5,163,276	1.79%	1.90%	2.16%
Other liabilities	85,874	87,495	80,144
Shareholders' equity	687,936	659,628	530,759
Total liabilities & shareholders' equity	$6,998,479	$6,924,926	$5,774,179
Net interest rate spread (fully-taxable equivalent)				3.21%	3.08%	2.45%
Net interest margin (fully-taxable equivalent)				3.29%	3.16%	2.57%
Core net interest margin (fully-taxable equivalent)(3)				2.92%	2.82%	2.57%
(1)     Reported on tax-equivalent basis calculated using the federal corporate income tax rate of 21%, including certain commercial loans.
(2)    Non-accrual loans and loans held for sale are included in total average loans.
(3)    This is a non-GAAP measure. Please see "Reconciliation of non-GAAP to GAAP Financial Measures (unaudited).”

Year-to-Date Average Balance and Yield/Rate Analysis
(unaudited)

	Average Balance		Yield/Rate
	For the Year Ended		For the Year Ended
(Dollars in thousands)	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Assets
Interest-earning assets:
Interest-bearing deposits in other banks and other interest-earning assets	$52,109	$68,633	4.45%	4.86%
Investments - taxable	1,386,590	1,159,910	3.13%	2.56%
Investments - nontaxable(1)	61,455	61,992	3.78%	3.78%
Loans(2):
Commercial real estate	2,112,281	1,699,655	5.81%	5.29%
Commercial(1)	396,783	378,257	6.38%	6.44%
Municipal(1)	91,044	15,859	5.06%	4.94%
Residential real estate	2,034,170	1,773,149	4.82%	4.47%
Home equity	300,630	244,332	7.02%	7.74%
Consumer	18,687	17,919	11.70%	9.00%
Total loans	4,953,595	4,129,171	5.53%	5.20%
Total interest-earning assets	6,453,749	5,419,706	4.99%	4.62%
Other assets	474,464	315,335
Total assets	$6,928,213	$5,735,041

Liabilities & Shareholders' Equity
Deposits:
Non-interest checking	$1,137,343	$929,443	—%	—%
Interest checking	1,659,215	1,464,651	1.81%	2.48%
Savings	982,210	657,529	1.23%	0.71%
Money market	860,117	766,596	2.61%	3.31%
Certificates of deposit	699,740	567,182	3.54%	3.80%
Total deposits	5,338,625	4,385,401	1.67%	2.00%
Borrowings:
Brokered deposits	177,089	152,918	4.49%	5.18%
Customer repurchase agreements	245,748	185,299	1.20%	1.73%
Junior subordinated debentures	61,373	44,331	5.81%	4.81%
Other borrowings	359,625	365,989	3.78%	4.36%
Total borrowings	843,835	748,537	3.33%	3.90%
Total funding liabilities	6,182,460	5,133,938	1.90%	2.28%
Other liabilities	91,276	89,290
Shareholders' equity	654,477	511,813
Total liabilities & shareholders' equity	$6,928,213	$5,735,041
Net interest rate spread (fully-taxable equivalent)			3.09%	2.34%
Net interest margin (fully-taxable equivalent)			3.17%	2.46%
Core net interest margin (fully-taxable equivalent)(3)			2.82%	2.46%
(1)    Reported on tax-equivalent basis calculated using the federal corporate income tax rate of 21%, including certain commercial loans.
(2)    Non-accrual loans and loans held for sale are included in total average loans.
(3)    This is a non-GAAP measure. Please see "Reconciliation of non-GAAP to GAAP Financial Measures (unaudited).”

Year-to-Date Organic Loans And Deposits Growth
(Unaudited)

	(A)	(B)	(C)	(D) = (A) - (B) - (C)
(In thousands)	December 31, 2025	December 31, 2024	Northway Acquisition Purchase Accounting(1)	For the Year Ended December 31, 2025 Organic Growth (Decline)
Loans:
Commercial real estate	$2,185,105	$1,711,964	$360,272	$112,869	7%
Commercial	417,439	382,785	106,487	(71,833)	(19)%
Residential real estate	2,012,922	1,752,249	273,349	(12,676)	(1)%
Home equity	332,256	253,251	34,304	44,701	18%
Consumer	17,416	15,010	1,251	1,155	8%
Total loans	$4,965,138	$4,115,259	$775,663	$74,216	2%
Deposits:
Non-interest checking	$1,113,450	$925,571	$197,320	$(9,441)	(1)%
Interest checking	1,703,971	1,483,589	315,891	(95,509)	(6)%
Savings and money market	1,910,708	1,511,589	285,889	113,230	7%
Certificates of deposit	679,087	532,424	172,573	(25,910)	(5)%
Brokered deposits	130,565	179,994	—	(49,429)	(27)%
Total deposits	$5,537,781	$4,633,167	$971,673	$(67,059)	(1)%
(1)    Represents fair value of loans and deposits as of the acquisition date, January 2, 2025.

Asset Quality Data
(unaudited)

(In thousands)	At or for the Year Ended December 31, 2025	At or for the Nine Months Ended September 30, 2025	At or for the Six Months Ended June 30, 2025	At or for the Three Months Ended March 31, 2025	At or for the Year Ended December 31, 2024
Non-accrual loans:
Residential real estate	$2,667	$3,393	$3,678	$4,322	$1,891
Commercial real estate	639	134	145	271	559
Commercial	3,042	4,103	13,514	1,803	1,927
Home equity	672	697	834	848	434
Consumer	3	3	6	7	18
Total non-accrual loans	7,023	8,330	18,177	7,251	4,829
Accruing loans past due 90 days	—	—	—	—	—
Total non-performing loans	7,023	8,330	18,177	7,251	4,829
Other real estate owned	—	—	72	72	—
Total non-performing assets	$7,023	$8,330	$18,249	$7,323	$4,829
Loans 30-89 days past due:
Residential real estate	$1,565	$725	$1,519	$1,754	$558
Commercial real estate	5,284	5,014	1,120	380	689
Commercial	541	1,865	884	767	393
Home equity	713	456	457	301	552
Consumer	59	37	134	139	69
Total loans 30-89 days past due	$8,162	$8,097	$4,114	$3,341	$2,261
ACL on loans at the beginning of the period	$35,728	$35,728	$35,728	$35,728	$36,935
ACL established on acquired PCD loans (1)	3,071	3,071	3,071	3,071	—
Provision for credit losses	22,031	19,009	15,469	8,873	53
Charge-offs:
Residential real estate	4	4	4	4	—
Commercial real estate	3,220	218	191	191	—
Commercial	12,659	12,320	1,245	896	1,784
Home equity	21	21	3	3	1
Consumer	185	152	102	26	98
Total charge-offs	16,089	12,715	1,545	1,120	1,883
Total recoveries	(535)	(408)	(299)	(171)	(623)
Net charge-offs	15,554	12,307	1,246	949	1,260
ACL on loans at the end of the period	$45,276	$45,501	$53,022	$46,723	$35,728
Components of ACL:
ACL on loans	$45,276	$45,501	$53,022	$46,723	$35,728
ACL on off-balance sheet credit exposures(2)	3,064	3,117	3,685	3,362	2,806
ACL, end of period	$48,340	$48,618	$56,707	$50,085	$38,534
Ratios:
Non-performing loans to total loans	0.14%	0.17%	0.37%	0.15%	0.12%
Non-performing assets to total assets	0.10%	0.12%	0.26%	0.11%	0.08%
ACL on loans to total loans	0.91%	0.91%	1.08%	0.96%	0.87%
Net charge-offs to average loans (annualized)
Quarter-to-date	0.26%	0.89%	0.02%	0.08%	0.04%
Year-to-date	0.31%	0.33%	0.05%	0.08%	0.03%
ACL on loans to non-performing loans	644.68%	546.23%	291.70%	644.37%	739.86%
Loans 30-89 days past due to total loans	0.16%	0.16%	0.08%	0.07%	0.05%
(1)    Purchase credit deteriorated ("PCD").
(2)    Presented within accrued interest and other liabilities on the consolidated statements of condition.

Reconciliation of non-GAAP to GAAP Financial Measures
(unaudited)

Adjusted Net Income; Adjusted Diluted Earnings per Share; and Adjusted Return on Average Assets:
	For the Three Months Ended			For the Year Ended
(In thousands, except number of shares, per share data and ratios)	December 31, 2025	September 30, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Adjusted Net Income:
Net income, as presented	$22,559	$21,194	$14,666	$65,160	$53,004
Adjustments before taxes:
Provision for non-PCD acquired loans	—	—	—	6,294	—
Provision for acquired unfunded commitments	—	—	—	249	—
Merger and acquisition costs	41	315	432	9,286	1,159
Gain on sale of premises and equipment, net	—	(675)	—	(675)	—
Signature Bank bond recovery	—	—	—	—	(910)
Total adjustments before taxes	41	(360)	432	15,154	249
Tax impact of above adjustments, as applicable(1)	(9)	83	(12)	(3,454)	179
Adjustment for deferred tax valuation adjustment(2)	—	—	—	(2,421)	—
Adjusted net income	$22,591	$20,917	$15,086	$74,439	$53,432

Adjusted Diluted Earnings per Share:
Diluted earnings per share, as presented	$1.33	$1.25	$1.00	$3.84	$3.62
Adjustments before taxes:
Provision for non-PCD acquired loans	—	—	—	0.37	—
Provision for acquired unfunded commitments	—	—	—	0.01	—
Merger and acquisition costs		0.02	0.03	0.55	0.08
Gain on sale of premises and equipment, net	—	(0.04)	—	(0.04)	—
Signature Bank bond recovery	—	—	—	—	(0.06)
Total adjustments before taxes	—	(0.02)	0.03	0.89	0.02
Tax impact of above adjustments, as applicable(1)	—	—	—	(0.20)	0.01
Adjustment for deferred tax valuation adjustment(2)	—	—	—	(0.14)	—
Adjusted diluted earnings per share	$1.33	$1.23	$1.03	$4.39	$3.65

Adjusted Return on Average Assets:
Return on average assets, as presented	1.28%	1.21%	1.01%	0.94%	0.92%
Adjustments before taxes:
Provision for non-PCD acquired loans	—%	—%	—%	0.09%	—%
Provision for acquired unfunded commitments	—%	—%	—%	0.01%	—%
Merger and acquisition costs	—%	0.02%	0.03%	0.13%	0.02%
Gain on sale of premises and equipment, net	—%	(0.04)%	—%	(0.01)%	—%
Signature Bank bond recovery	—%	—%	—%	—%	(0.02)%
Total adjustments before taxes	—%	(0.02)%	0.03%	0.22%	—%
Tax impact of above adjustments, as applicable(1)	—%	—%	—%	(0.05)%	—%
Adjustment for deferred tax valuation adjustment(2)	—%	—%	—%	(0.04)%	—%
Adjusted return on average assets	1.28%	1.19%	1.04%	1.07%	0.92%
(1)    Calculated using an estimated combined marginal income tax rate of 23% and 21% for periods ended in 2025 and 2024, respectively.
(2)     A one-time deferred tax valuation adjustment of $2.4 million resulted from a change in the apportionment of state income taxes due to the Northway merger.

Adjusted Return on Average Equity:
	For the Three Months Ended			For the Year Ended
(In thousands, except number of shares, per share data and ratios)	December 31, 2025	September 30, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Adjusted Return on Average Equity:
Return on average equity, as presented	13.01%	12.75%	10.99%	9.96%	10.36%
Adjustments before taxes:
Provision for non-PCD acquired loans	—%	—%	—%	0.96%	—%
Provision for acquired unfunded commitments	—%	—%	—%	0.04%	—%
Merger and acquisition costs	0.02%	0.19%	0.32%	1.42%	0.23%
Gain on sale of premises and equipment, net	—%	(0.41)%	—%	(0.10)%	—%
Signature Bank bond recovery	—%	—%	—%	—%	(0.18)%
Total adjustments before taxes	0.02%	(0.22)%	0.32%	2.32%	0.05%
Tax impact of above adjustments, as applicable(1)	—%	0.05%	(0.01)%	(0.53)%	0.04%
Adjustment for deferred tax valuation adjustment(2)	—%	—%	—%	(0.37)%	—%
Adjusted return on average equity	13.03%	12.58%	11.30%	11.38%	10.45%
(1)    Calculated using an estimated combined marginal income tax rate of 23% and 21% for periods ended in 2025 and 2024, respectively.
(2)     A one-time deferred tax valuation adjustment of $2.4 million resulted from a change in the apportionment of state income taxes due to the Northway merger.

Pre-Tax, Pre-Provision Income and Adjusted Pre-Tax, Pre-Provision Income:
	For the Three Months Ended			For the Year Ended
(In thousands)	December 31, 2025	September 30, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Net income, as presented	$22,559	$21,194	$14,666	$65,160	$53,004
Adjustment for provision (credit) for credit losses	2,969	2,972	809	22,290	(404)
Adjustment for income tax expense	5,664	5,304	3,736	13,495	12,456
Pre-tax, pre-provision income	31,192	29,470	19,211	100,945	65,056
Adjustment for merger and acquisition costs	41	315	432	9,286	1,159
Adjustment for gain on sale of premises and equipment, net	—	(675)	—	(675)	—
Adjusted pre-tax, pre-provision income	$31,233	$29,110	$19,643	$109,556	$66,215

Efficiency Ratio:
	For the Three Months Ended			For the Year Ended
(Dollars in thousands)	December 31, 2025	September 30, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Non-interest expense, as presented	$36,860	$35,927	$28,364	$154,834	$111,936
Adjustment for merger and acquisition costs	(41)	(315)	(432)	(9,286)	(1,159)
Adjustment for amortization of core deposit intangible assets	(1,474)	(1,473)	(139)	(5,893)	(556)
Adjusted non-interest expense	$35,345	$34,139	$27,793	$139,655	$110,221
Net interest income, as presented	$53,918	$51,272	$35,409	$203,257	$132,453
Adjustment for the effect of tax-exempt income(1)	331	344	162	1,314	637
Adjusted net interest income	54,249	51,616	35,571	204,571	133,090
Non-interest income, as presented	14,134	14,125	12,166	52,522	44,539
Adjustment for gain on sale of premises and equipment, net	—	(675)	—	(675)	—
Adjusted non-interest income	14,134	13,450	12,166	51,847	44,539
Adjusted net interest income plus adjusted non-interest income	$68,383	$65,066	$47,737	$256,418	$177,629
GAAP efficiency ratio	54.16%	54.94%	59.62%	60.53%	63.24%
Non-GAAP efficiency ratio	51.69%	52.47%	58.22%	54.46%	62.05%
(1)    Calculated using the federal corporate income tax rate of 21%.

Return on Average Tangible Equity and Adjusted Return on Average Tangible Equity:
	For the Three Months Ended			For the Year Ended
(Dollars in thousands)	December 31, 2025	September 30, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Return on Average Tangible Equity:
Net income, as presented	$22,559	$21,194	$14,666	$65,160	$53,004
Adjustment for amortization of core deposit intangible assets	1,474	1,473	139	5,893	556
Tax impact of above adjustment(1)	(339)	(339)	(29)	(1,355)	(117)
Net income, adjusted for amortization of core deposit intangible assets	$23,694	$22,328	$14,776	$69,698	$53,443
Average equity, as presented	$687,936	$659,628	$530,759	$654,477	$511,813
Adjustment for average goodwill and core deposit intangible assets	(194,800)	(196,279)	(95,179)	(197,247)	(95,389)
Average tangible equity	$493,136	$463,349	$435,580	$457,230	$416,424
Return on average equity	13.01%	12.75%	10.99%	9.96%	10.36%
Return on average tangible equity	19.06%	19.12%	13.50%	15.24%	12.83%
Adjusted Return on Average Tangible Equity:
Adjusted net income (refer to the "Adjusted Net Income" non-GAAP reconciliation table)	$22,591	$20,917	$15,086	$74,439	$53,432
Adjustment for amortization of core deposit intangible assets	1,474	1,473	139	5,893	556
Tax impact of above adjustment(1)	(339)	(339)	(29)	(1,355)	(117)
Adjusted net income, adjusted for amortization of core deposit intangible assets	$23,726	$22,051	$15,196	$78,977	$53,871
Adjusted return on average tangible equity	19.09%	18.88%	13.88%	17.27%	12.94%
(1)    Calculated using an estimated combined marginal income tax rate of 23% and 21% for periods ended in 2025 and 2024, respectively.

Core Net Interest Margin (fully-taxable equivalent):
	For the Three Months Ended			For the Year Ended
(In thousands)	December 31, 2025	September 30, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Net interest margin, tax equivalent, as presented	3.29%	3.16%	2.57%	3.17%	2.46%
Net accretion income on loans from purchase accounting(1)	(0.31)%	(0.27)%	—	(0.30)%	—
Net accretion income on investments from purchase accounting(2)	(0.07)%	(0.08)%	—	(0.07)%	—
Net amortization on time deposits and borrowings from purchase accounting(3)	0.01%	0.01%	—	0.01%	—
Core net interest margin (fully-taxable equivalent)	2.92%	2.82%	2.57%	2.81%	2.46%
(1)    Recognized $4.6 million and $17.0 million of net accretion income on loans from purchase accounting for the three months and year ended December 31, 2025, respectively, and $3.8 million for the three months ended September 30, 2025.
(2)    Recognized $857,000 and $3.5 million of net accretion income on investments from purchase accounting for the three months and year ended December 31, 2025, respectively, and $937,000 for the three months ended September 30, 2025.
(3)    Recognized $131,000 and $525,000 of amortization expense on time deposits and borrowings from purchase accounting for the three months and year ended December 31, 2025, respectively, and $132,000 for the three months ended September 30, 2025.

Tangible Book Value Per Share and Tangible Common Equity Ratio:
	December 31, 2025	September 30, 2025	December 31, 2024
(In thousands, except number of shares and per share data)
Tangible Book Value Per Share:
Shareholders' equity, as presented	$696,558	$676,444	$531,231
Adjustment for goodwill and core deposit intangible assets	(194,085)	(195,558)	(95,112)
Tangible shareholders' equity	$502,473	$480,886	$436,119
Shares outstanding at period end	16,924,310	16,922,225	14,579,339
Book value per share	$41.16	$39.97	$36.44
Tangible book value per share	29.69	28.42	29.91
Tangible Common Equity Ratio:
Total assets	$6,974,584	$6,981,522	$5,805,138
Adjustment for goodwill and core deposit intangible assets	(194,085)	(195,558)	(95,112)
Tangible assets	$6,780,499	$6,785,964	$5,710,026
Common equity ratio	9.99%	9.69%	9.15%
Tangible common equity ratio	7.41%	7.09%	7.64%